Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Investor Relations

(713) 726-5376

IR@flotekind.com

Flotek Industries Announces Technical Partnership with Ely & Associates, Update on Third Quarter Operating Activity and Third Quarter Reporting Schedule

HOUSTON, October 5, 2015 /PRNewswire/ — Flotek Industries, Inc. (NYSE: FTK - News) (“Flotek” or the “Company”) this morning announced a technical partnership with Ely & Associates (“Ely”), a leading international stimulation and completion consulting firm, under which Flotek and Ely will provide Flotek CnF® completion chemistry clients a suite of stimulation and completion consulting services to further extend Flotek’s reach as the leading North American completion chemistry and consulting services concern.

Through the partnership, Flotek will package Ely’s world-class reservoir stimulation and completion consulting services with the Company’s CnF® customized completion chemistries for those clients that purchase CnF® chemistries directly through The Flotek Store™.

Ely and Associates, founded by John Ely and three partners in 1991, is a leading global reservoir completion consulting firm. With combined experience of over 800 years, Ely has assembled a unique group of engineering professionals specializing in the stimulation of oil and gas wells. Today, the group has a team of 85 engineers dedicated to implementing the very best the industry has to offer in fracturing technology, well completions, stimulation fluid design, and reservoir analysis. Ely and Associates has provided quality assurance services on over 60,000 unconventional completions in North America, with nearly every major exploration and production company as well as most completion services company.

While attending Oklahoma State University, Mr. Ely joined Halliburton as a technician in their analytical group in 1965. Upon graduating from OSU in 1968 with a degree in chemistry, he returned to Halliburton and served as a chemist and senior chemist in fracturing research. In 1973 he moved into international operations where he served in roles of growing responsibility around the globe until he returned to the U.S., becoming technical advisor to Halliburton’s international operations in 1977. In 1985, Mr. Ely joined S.A. Holditch and Associates as Vice President of Stimulation Technology where he was instrumental in the firm’s stimulation chemistry research, much of the work under the auspices of the Gas Research Institute. Mr. Ely holds several patents and has numerous publications, including a book titled “Stimulation Treatment Handbook / An Engineer’s Guide to Quality Control”. He is also a contributing author to the S.P.E. monograph on hydraulic fracturing, writing the chapter on hydraulic fracturing fluids and fracture fluid selection. He is a member of the American Chemical Society, The Society of Petroleum Engineers, and is a fellow of the American Institute of Chemistry.

“There are very few completion engineers and oilfield chemists that do not know and have not been influenced by the pioneering work of John Ely,” said John Chisholm, Chairman, President and Chief Executive Officer of Flotek. “We are honored that John and his firm have agreed to a partnership that, we believe, brings a new dimension of service to Flotek’s technology offerings. The ability to provide our clients access to the preeminent stimulation and completion services in the industry as part of the experience of employing Flotek chemistry technologies will provide our clients additional confidence in their stimulation designs as well as oversight of the actual completion process and independent analysis of the results. Combined with our existing and emerging technologies, this process will result in a ‘complete client experience’ in which Flotek clients will benefit from the best expertise, the best chemistry and, as a result, the best completions in the industry.”

“We are delighted to join with John and Flotek team to create a partnership that stands in support of optimal stimulation and completion practices,” said John Ely. “I have known and worked with John Chisholm for a number of years and respect and admire the technologies and work of the Flotek team. In my decades of experience, I have generally been skeptical of the impact of surfactants in the completion process. However, through personal experience with Flotek’s Complex nano-Fluid® chemistries and the compelling results from thousands of wells using the Company’s precision custom chemistries, I am convinced that nearly every fracture stimulation can benefit from the use of CnF® completion chemistries. We look forward to working with Flotek and clients – many of which are clients of our firm as well – to assist in maximizing production through the development of optimal completion protocol utilizing the next generation of completion chemistries.”

Update on Third Quarter Operating Activity

While Flotek is in the early stages of compiling its third quarter results the Company’s preliminary review suggests that Flotek’s chemistry segment showed strong sequential growth, outpacing overall oilfield activity.

While results are subject to final accruals and review, Flotek believes that CnF® sales increased at least 25% when compared to second quarter CnF® sales, a direct result of growing interest in the Company’s precision, customized completion chemistries generated through a review of FracMax® data and validation results.

The growth in CnF® sales should result in higher margins in the Energy Chemistry Technologies segment and gross profit which are expected to show an increase of at least 15% when compared to the second quarter segment gross profit. Such results are also expected to lead to an increase in operating income for the entire enterprise.

“While we are in the early stages of compiling our financial results for the third quarter, we are pleased with the relative performance of our Energy Chemistry Technologies segment, driven entirely by growing acceptance and use of our patented, customized CnF® suite of completion chemistries,” added Chisholm. “While this market environment means we have to work harder for each new client, the empirical data from FracMax® showing the efficacy of CnF® and compelling results that result from validations continue to result in new CnF® clients. While the market environment remains difficult, we continue to see growing interest in CnF® and will continue to pursue every opportunity available to maintain our position as a leader in energy technology and value creation throughout the energy cycle.”

Earnings Reporting Schedule and IPAA Presentation

Flotek will host a conference call on Thursday, October 22, 2015, at 7:00 a.m. CDT (8:00am EDT) to discuss its financial and operating results for the three-months ended September 30, 2015. Flotek intends to provide dial-in information through a press release on October 21, 2015.

Flotek plans to file its 10-Q after the market close on Wednesday, October 21, 2015. In addition, the Company will provide additional details regarding operating results in a press release after the market close on October 21, 2015.

As a reminder, the company will also make a presentation at the Independent Petroleum Association of America (IPAA) San Francisco Oil and Gas Investment Symposium today, October 5, 2015. Mr. Chisholm will present to conference attendees beginning at 12:05 pm EDT (9:05 am PDT).

The presentations will be webcast live and can be accessed from Flotek’s website, www.flotekind.com. The presentation slides will be available on the Flotek website coincident with the conference presentation.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of a portfolio of innovative oilfield technologies, including specialty chemicals and down-hole drilling and production equipment. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation.

Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.